UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2006

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 25, 2006, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2006. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. The full text of the speech given by Stephen I. Chazen is attached to this report as Exhibit 99.2. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.

Section 8 – Other Events

Item 8.01.  Other Events

On April 25, 2006, Occidental Petroleum Corporation announced net income for the first quarter 2006 of $1.23 billion ($2.90 basic per share), compared with $846 million ($2.11 basic per share) for the first quarter 2005. Diluted earnings were $2.86 per share for the first quarter 2006, compared with $2.08 per share for the first quarter 2005.

Oil and Gas

Oil and gas segment earnings were a record $2.0 billion for the first quarter 2006, which was a 48 percent increase from the $1.35 billion in earnings for the first quarter 2005. The first quarter 2006 earnings reflected a $700 million improvement from the impact of higher energy prices and $198 million increase from higher production, partially offset by higher operating expenses and increased DD&A rates.

For the quarter, oil and gas daily production averaged a record high 636,000 barrels of oil equivalent (BOE), which was a 13 percent increase over the 565,000 equivalent barrels per day produced in the first quarter 2005. The increase included two months of Vintage production at 57,000 BOE per day which added 38,000 BOE per day to Occidental's quarterly production, Libya production of 22,000 BOE per day that came on line in the third quarter of 2005, and 25,000 BOE per day from Permian acquisitions that were acquired in the second quarter of 2005. Compared to a year ago, production under the Company's production sharing contracts in Oman, Qatar, Yemen and Long Beach was negatively impacted by higher prices. The average price for West Texas Intermediate crude oil in the first quarter 2006 was $63.48 per barrel compared to $49.84 per barrel in the first quarter 2005. If prices had remained at first quarter 2005 levels, production in the first quarter 2006 would have been 8,000 equivalent barrels per day higher.

Chemicals

Chemical segment earnings were $248 million for the first quarter 2006, compared with $214 million for the first quarter 2005. The improvement was due to increased volumes in chlor-alkali and higher margins in chlor-alkali and polyvinyl chloride, resulting from higher sales prices, partially offset by higher energy and feedstock costs.

Core Earnings

Core earnings for the first quarter 2006 were $1.22 billion ($2.87 basic per share), compared with $866 million ($2.16 basic per share) for the same period in 2005. See the attached schedule for a reconciliation of net income to core earnings for the first quarter.

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks such as drilling of unsuccessful wells, global commodity pricing fluctuations, changes in tax rates, and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
(In millions, except per-share amounts)	2006	2005
SEGMENT NET SALES
Oil and Gas	$3,299	$2,219
Chemical	1,241	1,061
Other	30	23
Net sales	$4,570	$3,303
SEGMENT EARNINGS
Oil and Gas	$2,002	$1,349
Chemical	248	214
	2,250	1,563
Unallocated Corporate Items
Interest expense, net (a)	(29)	(61)
Income taxes (b)	(932)	(601)
Other	(73)	(51)

Income from Continuing Operations	1,216	850
Discontinued operations, net (c)	13	(4)
NET INCOME	$1,229	$846
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$2.87	$2.12
Discontinued operations, net (c)	0.03	(0.01)
	$2.90	$2.11
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$2.83	$2.09
Discontinued operations, net (c)	0.03	(0.01)
	$2.86	$2.08
AVERAGE BASIC COMMON SHARES OUTSTANDING	424.2	400.4

See footnotes on following page.

(a)	The first quarter 2005 includes a $10 million pre-tax interest charge to redeem all the outstanding 7.65 percent senior notes, which were due in February 2006.

(b)	The first quarter 2005 includes a $10 million charge, net, related to a state income tax issue.

(c)	The first quarter 2006 discontinued operations represent the net after tax results of the operations of the Vintage properties that are held for sale.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2006	2005

CAPITAL EXPENDITURES	$605	$536
DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$480	$344

SUMMARY OF OPERATING STATISTICS

	First Quarter
	2006	2005

NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY

United States
Crude oil and liquids (MBBL)
California	82	77
Permian	166	148
Horn Mountain	15	18
Hugoton and other	3	4
Total	266	247

Natural Gas (MMCF)
California	250	241
Hugoton and other	133	129
Permian	189	146
Horn Mountain	10	12
Total	582	528

Latin America
Crude oil (MBBL)
Argentina	24	–
Colombia	39	32
Ecuador	44	42
Total	107	74

Natural Gas (MMCF)
Argentina	13	–
Bolivia	13	–
Total	26	–

Middle East/North Africa
Crude oil (MBBL)
Oman	17	23
Qatar	44	43
Yemen	32	35
Libya	22	–
Total	115	101

Natural Gas (MMCF)
Oman	25	56

Other Eastern Hemisphere
Crude oil (MBBL)
Pakistan	4	5

Natural Gas (MMCF)
Pakistan	75	78

Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	610	537
Colombia-minority interest	(5)	(4)
Russia-Occidental net interest	29	30
Yemen-Occidental net interest	2	2
Total Worldwide Production (MBOE)	636	565

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

Occidental's results of operation often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core earnings," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

($ millions, except	First Quarter
per-share amounts)	2006	EPS	2005	EPS
TOTAL REPORTED EARNINGS	$1,229	$2.90	$846	$2.11
Oil and Gas
Segment Earnings	$2,002		$1,349
No significant items affecting earnings	–		–
Segment Core Earnings	2,002		1,349

Chemicals
Segment Earnings	248		214
No significant items affecting earnings	–		–
Segment Core Earnings	248		214
Total Segment Core Earnings	2,250		1,563

Corporate
Corporate Results – Non Segment*	(1,021)		(717)
Less:
Debt purchase expense	–		(10)
State tax issue	–		(10)
Tax effect of pre-tax adjustments	–		4
Discontinued operations, net**	13		(4)
Corporate Core Results – Non Segment	(1,034)		(697)
TOTAL CORE EARNINGS	$1,216	$2.87	$866	$2.16
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

The item(s) below are included in core earnings but are shown in this table because they affect the comparability of core earnings between periods.

	First Quarter
($ millions)	2006	2005
PRE-TAX INCOME / (EXPENSE)

Corporate
Environmental remediation	(7)	(9)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 25, 2006	/s/ Jim A. Leonard
Jim A. Leonard, Vice President and Controller (Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

99.1	Press release dated April 25, 2006.

99.2	Full text of speech given by Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.